SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2007

POWER MEDICAL INTERVENTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33770	23-3011410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2021 Cabot Boulevard, Langhorne, Pennsylvania 19047

(Address of principal executive offices) (Zip Code)

2021 Cabot Boulevard, Langhorne, Pennsylvania 19047

(Mailing Address)

(267) 775-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2007, the compensation committee of our board of directors approved changes to our compensation arrangements with our executive officers, including increases to rates of base salary that will be effective as of January 1, 2008, and discretionary cash bonuses for 2007, which will be payable on or before December 31, 2007.  The following lists the increases to 2008 base salary and 2007 bonuses for each of the executive officers:

•                  For Michael P. Whitman, our President and Chief Executive Officer, his base salary for 2008 increased to $385,000 from $365,000, as required by his existing employment agreement.  In addition, we awarded Mr. Whitman a discretionary cash bonus of $72,500 for 2007.

•                  For John P. Gandolfo, our Chief Financial Officer, we increased his base salary for 2008  to $275,000 from $250,000, and we awarded him a discretionary cash bonus of $37,275 for 2007.

•                  For Alex T. Bourdon, our Chief Operations Officer, we increased his base salary for 2008 to $275,000 from $250,000, and we awarded him a discretionary cash bonus of $26,250 for 2007.

In addition, on December 14, 2007, our compensation committee awarded non-qualified options to purchase shares of our Company’s common stock to Mr. Gandolfo and Mr. Bourdon and to each of the non-employee members of the board of directors.  The grants to our non-employee directors were annual awards pursuant to our previously disclosed policy for compensation of our non-employee directors. Each option award was granted under our 2007 Equity Incentive Plan.  The exercise price for each stock option is $14.25 per share, which was the last reported sale price of our common stock on the NASDAQ Global Market on December 14, 2007.  For Mr. Gandolfo and Mr. Bourdon, the stock options will vest as to 25% of the shares on the first anniversary of the date of grant and as to an additional 6.25% of the total shares at the end of each successive three-month period following the first anniversary of the date of grant until the fourth anniversary of the date of grant.  For each of the non-employee directors, the stock options will vest as to 2.78% of the total shares at the end of each successive month following the date of grant until the third anniversary of the date of grant.  The numbers of shares of common stock subject to the option awards granted to Mr. Gandolfo and Mr. Bourdon and each of the non-employee directors are set forth below:

Name	Title	Option Shares
John P. Gandolfo	Chief Financial Officer	14,890
Alex T. Bourdon	Chief Operations Officer	20,340
Kenneth S. Abramowitz	Director	4,688
Gerald Dorros	Director	4,688
James R. Locher III	Director	4,688
John C. Moran	Director	4,688
Lon E. Otremba	Director	4,688
David R. Murray	Director	4,688

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWER MEDICAL INTERVENTIONS, INC.

By:	/s/ John P. Gandolfo
John P. Gandolfo
Chief Financial Officer

Date:  December 20, 2007